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Exhibit (n)(2)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders' of
Main Street Capital Corporation

        We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated financial statements of Main Street Capital Corporation (a Maryland corporation) referred to in our report dated February 26, 2016, which is included in the Registration Statement and Prospectus. Our audits of the basic financial statements include the Senior Securities table included in the Registration Statement and Prospectus on page 67, which is the responsibility of the Company's management. In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ GRANT THORNTON LLP

Dallas, Texas
March 24, 2016

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  Exhibit (n)(2)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM